CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The undersigned, Schwartz Levitsky Feldman llp, hereby consent to the use of our name and the use of our opinion dated September 21, 2012 on the financial statements of Infrastructure Materials Corp. (the “Company”) included in its Annual Report on Form 10-K being filed by the Company, for the fiscal year ended June 30, 2012.

“SCHWARTZ LEVITSKY FELDMAN LLP”

Toronto, Ontario, Canada	Chartered Accountants
September 26, 2012	Licensed Public Accountants